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Exhibit 23.1(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of MSW Energy Holdings II LLC and MSW Energy Finance Co. II, Inc. of our report dated February 5, 2004 relating to the balance sheet of MSW Energy Holdings II LLC, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.

Florham Park, New Jersey February 5, 2004

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  Exhibit 23.1(a)
CONSENT OF INDEPENDENT ACCOUNTANTS